UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 6, 2022

Heyu Biological Technology Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

(Address of principal executive offices) (Zip code)

(86) 158 5924 0902

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 6, 2022, Heyu Biological Technology Corporation (the “Company”) issued a press release announcing its receipt of a letter dated December 17, 2021 from the Securities and Exchange Commission notifying the Company of its non-compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, as amended. The Company has submitted a response letter to the SEC, requesting an extension of the deadlines for the Company’s missed filings. The Company has been in the process of preparing all required filings with the assistance of its auditor and outside counsel on an expedited basis. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Number	Description of Exhibit
99.1	Press Release, dated January 6, 2022, announcing Heyu Biological Technology Corporation’s receipt of an SEC letter notifying its non-compliance with reporting obligations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation
By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer
Dated:	January 6, 2022

2